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                                                                  EXHIBIT (g)(3)


                                     FORM OF
                  CUSTODIAN AND INVESTMENT ACCOUNTING AGREEMENT

         This Agreement is made effective the 1st day of November, 2001, by and between EACH OF THE FUNDS SET FORTH ON EXHIBIT A HERETO, each a business trust or corporation organized and existing under the laws of the jurisdiction listed on Exhibit A (each a "FUND"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("STATE STREET"),

                                   WITNESSETH:

         WHEREAS, Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, Fund intends that this Agreement be applicable to each of its series existing on the date hereof (such series together with all other series subsequently established by Fund and made subject to this Agreement in accordance with Section 16.2, be referred to herein as the "PORTFOLIO(S)");

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1 APPOINTMENT OF STATE STREET AS CUSTODIAN AND RECORDKEEPING AGENT. Fund hereby appoints State Street as the custodian of the assets of the Portfolios, including securities that Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States ("DOMESTIC SECURITIES") and securities it desires to be held outside the United States ("FOREIGN SECURITIES"). Fund, on behalf of the Portfolio(s), agrees to deliver to State Street all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of Fund representing interests in the Portfolios ("SHARES") as may be issued or sold from time to time. State Street shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to State Street.

Upon receipt of "PROPER INSTRUCTIONS" (as such term is defined in Section 6 hereof), State Street shall on behalf of the applicable Portfolio(s) from time to time appoint one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees or Directors of Fund (the "BOARD") on behalf of the applicable Portfolio(s). State Street may appoint as sub-custodian for Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4. State Street shall have no more or less responsibility or liability to Fund on account of any actions or omissions of any sub-custodian so appointed than any such sub-custodian has to State Street.

Fund hereby appoints State Street as agent to perform certain investment accounting and recordkeeping functions relating to portfolio transactions required of a duly registered investment company under Rule 31a of the Investment Company Act of 1940, as amended (the

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"1940 ACT") and to calculate the net asset value of the Portfolio(s) in accordance with the provisions of Section 9 hereof.

SECTION 2 DUTIES OF STATE STREET WITH RESPECT TO PROPERTY OF FUND HELD BY STATE STREET IN THE UNITED STATES

         SECTION 2.1 HOLDING SECURITIES. State Street shall hold and physically segregate for the account of each Portfolio all non-cash property to be held by it in the United States, including all domestic securities other than securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. SECURITIES SYSTEM").

         SECTION 2.2 DELIVERY OF SECURITIES. State Street shall release and deliver domestic securities held by State Street or in a U.S. Securities System account of State Street only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

         2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

         3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

         4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

         5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to State Street;

         6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee(s) of State Street or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to State Street;

         7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, State Street shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from State Street's own negligence or willful misconduct;


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         8)       For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to State Street;

         9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to State Street;

         10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by State Street and Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to State Street's account in the book-entry system authorized by the U.S. Department of the Treasury, State Street will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

         11) For delivery as security in connection with any borrowing by Fund on behalf of the Portfolio requiring a pledge of assets by Fund , but only against receipt of amounts borrowed;

         12) For delivery in accordance with the provisions of any agreement among Fund on behalf of the Portfolio, State Street and a broker-dealer registered under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio;

         13) For delivery in accordance with the provisions of any agreement among Fund on behalf of the Portfolio, State Street, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission ("CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio;

         14) Upon receipt of instructions from the transfer agent for Fund (the "TRANSFER AGENT") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information related to the Portfolio (the "PROSPECTUS"), in satisfaction of requests by holders of Shares for repurchase or redemption; and


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         15)      For any other purpose, but only upon receipt of Proper
                  Instructions on behalf of the applicable Portfolio specifying the securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of Fund on behalf of the Portfolio or of State Street which nominee shall be assigned exclusively to the Portfolio, unless Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment advisor as the Portfolio, or in the name or nominee name of any agent appointed pursuant to
Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by State Street under the terms hereof shall be in "street name" or other good delivery form. If, however, Fund directs State Street to maintain securities in "street name", State Street shall utilize its best efforts only to timely collect income due Fund on such securities and to notify Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

         SECTION 2.4 BANK ACCOUNTS. State Street shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio, subject only to draft or order by State Street acting pursuant hereto, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by State Street for a Portfolio may be deposited by it to its credit as custodian in the banking department of State Street or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by State Street in its capacity as custodian and shall be withdrawable by State Street only in that capacity.

         SECTION 2.5 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, State Street shall collect on a timely basis all income and other payments with respect to registered domestic securities to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by State Street or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, State Street shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of Fund. State Street will have no duty or responsibility in connection therewith, other than to provide Fund with such information or data as may be necessary to assist Fund in arranging for the timely delivery to State Street of the income to which the Portfolio is properly entitled.

         SECTION 2.6 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out monies of a Portfolio in the following cases only:


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         1)       Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to State Street (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by State Street as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of State Street referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section
                  2.8 hereof; (c) in the case of repurchase agreements entered into between Fund on behalf of the Portfolio and State Street, or another bank, or a broker-dealer which is a member of NASD,
                  (i) against delivery of the securities either in certificate form or through an entry crediting State Street's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by State Street along with written evidence of the agreement by State Street to repurchase such securities from the Portfolio; or (d) for transfer to a time deposit account of Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions ;

         2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

         3) For the redemption or repurchase of Shares issued as set forth in Section 5 hereof;

         4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

         5) For the payment of any dividends on Shares declared pursuant to the Declaration of Trust, Articles of Incorporation, Bylaws or other governing documents of Fund (collectively, the "GOVERNING DOCUMENTS");

         6) For payment of the amount of dividends received in respect of securities sold short; and

         7) For any other purpose, but only upon receipt of Proper Instructions on behalf of the Portfolio specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         SECTION 2.7 APPOINTMENT OF AGENTS. State Street may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as State Street may from time to time direct; provided, however, that the


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appointment of any agent shall not relieve State Street of its responsibilities or liabilities hereunder.

         SECTION 2.8 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. State Street may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System subject to the following provisions:

         1) State Street may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account of State Street in the U.S. Securities System (the "U.S. SECURITIES SYSTEM ACCOUNT") which account shall not include any assets of State Street other than assets held as a fiduciary, custodian or otherwise for customers;

         2) The records of State Street with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

         3) State Street shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of State Street to reflect such payment and transfer for the account of the Portfolio. State Street shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account, and
                  (ii) the making of an entry on the records of State Street to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by State Street and be provided to Fund at its request. Upon request, State Street shall furnish Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio;

         4) State Street shall provide Fund with any report obtained by State Street on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

         5) Anything to the contrary herein notwithstanding, State Street shall be liable to Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of State Street or any of its agents or of any of its or their employees or from failure of State Street or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of Fund, it shall be entitled to be subrogated to the rights of State Street with respect to any claim against the U.S. Securities System or any other person which State Street may have as a consequence of any such loss or damage if and


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                  to the extent that the Portfolio has not been made whole for any such loss or damage.

         SECTION 2.9 SEGREGATED ACCOUNT. State Street shall upon receipt of Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by State Street pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among Fund on behalf of the Portfolio, State Street and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio,
(ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "SEC"), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (iv) for any other purpose upon receipt of Proper Instructions on behalf of the applicable Portfolio.

         SECTION 2.10 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. State Street shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio and in connection with transfers of securities.

         SECTION 2.11 PROXIES. State Street shall, with respect to domestic securities , cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

         SECTION 2.12 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Subject to the provisions of Section 2.3, State Street shall transmit promptly to Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by State Street from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, State Street shall transmit promptly to the Portfolio all written information received by State Street from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify State Street at least three business days prior to the date on which State Street is to take such action.

SECTION 3         PROVISIONS RELATING TO RULES 17F-5 AND 17F-7


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         SECTION 3.1 DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

"Rule 17f-5" means Rule 17f-5 promulgated under the 1940 Act.

"Rule 17f-7" means Rule 17f-7 promulgated under the 1940 Act.

         SECTION 3.2       STATE STREET AS FOREIGN CUSTODY MANAGER.

         3.2.1 DELEGATION TO STATE STREET AS FOREIGN CUSTODY MANAGER. Fund, by resolution adopted by its Board, hereby delegates to State Street, subject to section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets held outside the United States, and State Street hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

         3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A, which list of countries may be amended from time to time by Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section
         3.2.5 hereof.

         Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the


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         fulfillment by Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution hereof by Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which State Street has previously placed or currently maintains Foreign Assets pursuant to the terms of the contract governing the custody arrangement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to State Street as Foreign Custody Manager for that country shall be deemed to have been withdrawn and State Street shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

         The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by Fund, State Street shall have no further responsibility in its capacity as Foreign Custody Manager to Fund with respect to the country as to which State Street's acceptance of delegation is withdrawn.

         3.2.3    SCOPE OF DELEGATED RESPONSIBILITIES:

                  (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and
         (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign


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         Custodian it has selected are no longer appropriate, the Foreign
         Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

         3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street is serving as Foreign Custody Manager of the Portfolios.

         3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

         3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to Fund that it is a U.S. Bank as defined in section
         (a)(7) of Rule 17f-5. Fund represents to State Street that the Board has determined that it is reasonable for the Board to rely on State Street to perform the responsibilities delegated pursuant hereto to State Street as the Foreign Custody Manager of the Portfolios.

         3.2.8 EFFECTIVE DATE AND TERMINATION OF STATE STREET AS FOREIGN CUSTODY MANAGER. The Board's delegation to State Street as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section
         3.2.2 hereof shall govern the delegation to and termination of State Street as Foreign Custody Manager of the Portfolios with respect to designated countries.

         SECTION 3.3       ELIGIBLE SECURITIES DEPOSITORIES.

         3.3.1 ANALYSIS AND MONITORING. State Street shall (a) provide Fund (or its duly-authorized investment manager or investment advisor) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify Fund (or its duly-authorized investment manager or investment advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         3.3.2 STANDARD OF CARE. State Street agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in
         Section 3.3.1.

SECTION 4 DUTIES OF STATE STREET WITH RESPECT TO PROPERTY HELD OUTSIDE THE UNITED STATES

         SECTION 4.1 DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

         SECTION 4.2 HOLDING SECURITIES. State Street shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. State Street may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to State Street for the benefit of its customers, provided however, that (i) the records of State Street with respect to foreign securities which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, State Street shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

         SECTION 4.3 FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by State Street or a Foreign Sub-Custodian, as applicable, in such country. (Foreign. Securities Systems and U.S. Securities Systems are collectively referred to herein as "SECURITIES SYSTEMS").

         SECTION 4.4       TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         4.4.1. DELIVERY OF FOREIGN ASSETS. State Street or a Foreign Sub-Custodian shall release and deliver foreign securities held by State Street or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                  (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

                  (ii) in connection with any repurchase agreement related to foreign securities;

                  (iii) to the depository agent in connection with tender or other similar offers for foreign securities;

                  (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

                  (v) to the issuer thereof, or its agent, for transfer into the name of State Street (or the name of the respective Foreign Sub-Custodian or of any nominee of State Street or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

                  (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

                  (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

                  (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

                  (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

                  (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

                  (xi) in connection with the lending of foreign securities; and

                  (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

                  (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

                  (ii) in connection with the conversion, exchange or surrender of foreign securities;

                  (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees hereunder, legal fees, accounting fees, and other operating expenses;

                  (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through State Street or its Foreign Sub-Custodians;

                  (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

                  (vi) for payment of part or all of the dividends received in respect of securities sold short;

                  (vii) in connection with the borrowing or lending of foreign securities; and

                  (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         4.4.3. MARKET CONDITIONS. Notwithstanding any provision hereof to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

         State Street shall provide to the Board the information with respect to custody and settlement practices in countries in which State Street employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. State Street may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

         SECTION 4.5 REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of State Street or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. State Street or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms hereof unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

         SECTION 4.6 BANK ACCOUNTS. State Street shall identify on its books as belonging to Fund cash (including cash denominated in foreign currencies) deposited with State Street. Where State Street is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of State Street, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by State Street (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms hereof to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of State Street (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

         SECTION 4.7 COLLECTION OF INCOME. State Street shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, Fund and State Street shall consult as to such measures and as to the compensation and expenses of State Street relating to such measures.

         SECTION 4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, State Street will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of Fund to exercise shareholder rights.

         SECTION 4.9 COMMUNICATIONS RELATING TO FOREIGN SECURITIES. State Street shall transmit promptly to Fund written information with respect to materials received by State Street via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, State Street shall transmit promptly to Fund written information with respect to materials so received by State Street from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. State Street shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) State Street or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) State Street receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which State Street is to take action to exercise such right or power.

         SECTION 4.10 LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which State Street employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, State Street from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At Fund's election, the Portfolios shall be entitled to be subrogated to the rights of State Street with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

         SECTION 4.11 TAX LAW. State Street shall have no responsibility or liability for any obligations now or hereafter imposed on Fund, the Portfolios or State Street as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of Fund to notify State Street of the obligations imposed on Fund with respect to the Portfolios or State Street as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of State Street with regard to such tax law shall be to use reasonable efforts to assist Fund with respect to any claim for exemption or refund under the tax law of countries for which Fund has provided such information.

         SECTION 4.12 LIABILITY OF STATE STREET. State Street shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally herein and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, State Street shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

SECTION 5 PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES. State Street shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by Fund. State Street will provide timely notification to Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, State Street shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, State Street is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, State Street shall honor checks drawn on State Street by a holder of Shares, which checks have been furnished by Fund to the holder of Shares, when presented to State Street in accordance with such procedures and controls as are mutually agreed upon from time to time between Fund and State Street.

SECTION 6 PROPER INSTRUCTIONS. Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if State Street reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that Fund and State Street agree to security procedures, including but not limited to, the security procedures selected by Fund in the Funds Transfer Addendum attached hereto. For purposes of this Section, Proper Instructions shall include instructions received by State Street pursuant to any three-party agreement that requires a segregated asset account in accordance with Section 2.9.

SECTION 7 ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY. State Street may in its discretion, without express authority from Fund on behalf of each applicable
Portfolio:

         1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties hereunder, provided that all such payments shall be accounted for to Fund on behalf of the Portfolio;

         2) surrender securities in temporary form for securities in definitive form;

         3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

         4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.

SECTION 8 EVIDENCE OF AUTHORITY. State Street shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of Fund. State Street may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of Fund ("CERTIFIED RESOLUTION") as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by State Street of written notice to the contrary.

SECTION 9 DUTIES OF STATE STREET WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE

         SECTION 9.1 ACCOUNTS AND RECORDS. State Street will prepare and maintain, under the direction of and as interpreted by Fund, Fund's or Portfolio's accountants and/or other advisors, in complete, accurate and current form such accounts and records: (A) required to be maintained by Fund with respect to portfolio transactions under the 1940 Act and the rules and regulations from time to time adopted thereunder, with particular attention to Rules 3a-1 and 31a-2; (B) required as a basis for calculation of each Portfolio's net asset value; and (3) as otherwise agreed upon by the parties. Fund will advise State Street in writing of all applicable record retention requirements, other than those set forth in the 1940 Act. State Street will preserve such accounts and records in the manner and for the periods prescribed in the 1940 Act or for such longer period as is agreed upon by the parties. Fund will furnish, in writing or its electronic or digital equivalent, accurate and timely information needed by State Street to complete such accounts and records when such information is not readily available from generally accepted securities industry services or publications.

         SECTION 9.2 DELIVERY OF ACCOUNTS AND RECORDS. Fund will turn over or cause to be turned over to State Street all accounts and records needed by State Street to perform its duties and responsibilities hereunder fully and properly. State Street may rely conclusively on the completeness and correctness of such accounts and records.

         SECTION 9.3 ACCOUNTS AND RECORDS PROPERTY OF FUND. State Street acknowledges that all of the accounts and records maintained by State Street pursuant hereto are the property of Fund, and will be made available to Fund for inspection or reproduction within a reasonable period of time, upon demand. State Street will assist Fund's independent auditors, or upon the prior written approval of Fund, or upon demand, any regulatory body, in any requested review of Fund's accounts and records but Fund will reimburse State Street for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Fund of the necessary information or instructions, State Street will supply information from the books and records it maintains for Fund that Fund may reasonably request for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as Fund and State Street may agree upon from time to time.

         SECTION 9.4 ADOPTION OF PROCEDURES. State Street and Fund may from time to time adopt such procedures as they agree upon, and State Street may conclusively assume that no procedure approved or directed by Fund, Fund's or Portfolio's accountants or other advisors conflicts with or violates any requirements of Fund's Prospectus, governing documents, any applicable law, rule or regulation, or any order, decree or agreement by which Fund may be bound. Fund will be responsible for notifying State Street of any changes in statutes, regulations, rules, requirements or policies which may impact State Street responsibilities or procedures hereunder.

         SECTION 9.5 VALUATION OF ASSETS. State Street will value the assets of each Portfolio in accordance with Proper Instructions utilizing the pricing sources designated by Fund ("PRICING SOURCES") on the Price Source and Methodology Authorization Matrix, incorporated herein by this reference.

         SECTION 9.6 LIMITATION OF LIABILITY. State Street is not responsible or liable for, and Fund will indemnify and hold State Street harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees (including, without limitation, disbursements and the allocable cost of in-house counsel), payments and liabilities which may be asserted against or incurred by State Street or for which State Street may be held to be liable, arising out of or attributable to any error, omission, inaccuracy or other deficiency in any Portfolio's accounts and records or other information provided to State Street by or on behalf of a Portfolio, including the accuracy of the prices quoted by the Pricing Sources or for the information supplied by Fund to value the assets, or the failure of Fund to provide, or provide in a timely manner, any accounts, records, or information needed by State Street to perform its duties hereunder.

SECTION 10 OPINION OF FUND'S INDEPENDENT ACCOUNTANT. State Street shall take all reasonable action, as Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from Fund's independent accountants with respect to its activities hereunder in connection with the preparation of Fund's Form N-1A, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 11 REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS. State Street shall provide Fund, on behalf of each of the Portfolios at such times as Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in any Securities System, relating to the services provided by State Street hereunder; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 12 COMPENSATION OF STATE STREET. State Street shall be entitled to reasonable compensation for its services and expenses as custodian and recordkeeping agent, as agreed upon from time to time between Fund on behalf of each applicable Portfolio and State Street.

SECTION 13 RESPONSIBILITY OF STATE STREET. So long as and to the extent that it is in the exercise of reasonable care, State Street shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant hereto and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. State Street shall be held to the exercise of reasonable care in carrying out the provisions hereof, but shall be kept indemnified by and shall be without liability to Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. State Street shall be without liability to Fund and the Portfolios for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

Except as may arise from State Street's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, State Street shall be without liability to Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of State Street or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by Fund or its duly-authorized investment manager or investment advisor in their instructions to State Street provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System;
(iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to State Street's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of State Street, Fund, State Street's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United

States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

State Street shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally herein.

If Fund on behalf of a Portfolio requires State Street to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of State Street, result in State Street or its nominee assigned to Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, Fund on behalf of the Portfolio, as a prerequisite to requiring State Street to take such action, shall provide indemnity to State Street in an amount and form satisfactory to it.

If Fund requires State Street, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that State Street or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should Fund fail to repay State Street promptly, State Street shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

In no event shall State Street be liable for indirect, special or consequential damages.

SECTION 14 EFFECTIVE PERIOD, TERMINATION AND AMENDMENT. This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the governing documents, and further provided, that Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for State Street by giving notice as described above to State Street, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for State Street by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination hereof, Fund on behalf of each applicable Portfolio shall pay to State Street such compensation as may be due as of the date of such termination and shall likewise reimburse State Street for its costs, expenses and disbursements.

SECTION 15 SUCCESSOR CUSTODIAN AND RECORDKEEPING AGENT. Upon termination of State Street as recordkeeping agent, State Street shall, upon payment of all sums due to it from Fund, deliver all accounts and records to the successor recordkeeping agent (or, if none, to Fund) at the office of State Street.

Upon termination of State Street as Custodian, if a successor custodian for one or more Portfolios shall be appointed by the Board, State Street shall deliver to such successor custodian at the office of State Street, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

If no such successor custodian shall be appointed, State Street shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of State Street and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to State Street on or before the date when such termination shall become effective, then State Street shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by State Street on behalf of each applicable Portfolio and all instruments held by State Street relative thereto and all other property held by it hereunder on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of State Street hereunder.

In the event that accounts, records, securities, funds and other properties remain in the possession of State Street after the date of termination hereof owing to failure of Fund to procure the Certified Resolution to appoint a successor custodian or otherwise, State Street shall be entitled to fair compensation for its services during such period as State Street retains possession of such accounts, records, securities, funds and other properties and the provisions hereof relating to the duties and obligations of State Street shall remain in full force and effect.

SECTION 16        GENERAL

         SECTION 16.1 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation hereof, State Street and Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions hereof as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the governing documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

         SECTION 16.2 ADDITIONAL PORTFOLIOS. In the event that Fund establishes one or more additional series with respect to which it desires to have State Street render services as custodian and recordkeeping agent under the terms hereof, it shall so notify State Street in writing, and if State Street agrees to provide such services, such series shall become a Portfolio hereunder.

         SECTION 16.3 MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

         SECTION 16.4 PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior agreements between Fund on behalf of each of the Portfolios and State Street relating to the custody or recordkeeping of Fund's assets, as more specifically set forth on Exhibit A hereto.

         SECTION 16.5 NOTICES. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To Fund:                                   To State Street:

ING PILGRIM INVESTMENTS                    STATE STREET BANK AND TRUST COMPANY
7337 E. Doubletree Ranch Road              801 Pennsylvania Avenue
Scottsdale, Arizona  85258-2034            Kansas City, MO  64105
Attention:  Maria M. Anderson              Attention: Vice President, Custody
Telephone:  480-477-2169                   Telephone: 816-871-4100
Telecopy:  480-477-2706                    Telecopy: 816-871-9648

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

         SECTION 16.6 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         SECTION 16.7 REMOTE ACCESS SERVICES ADDENDUM. State Street and Fund agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

         SECTION 16.8 ASSIGNMENT. Except as otherwise set forth herein, this Agreement may not be assigned by either party without the written consent of the other.

         SECTION 16.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute but one and the same Agreement.

         SECTION 16.10 SEVERABILITY. If any provision in this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

         SECTION 16.11 SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, State Street needs Fund to indicate whether it authorizes State Street to provide Fund's name, address, and share position to requesting companies whose securities Fund owns. If Fund tells State Street "no", State Street will not provide this information to requesting companies. If Fund tells State Street "yes" or does not check either "yes" or "no" below, State Street is required by the rule to treat Fund as consenting to disclosure of this information for all securities owned by Fund or any funds or accounts established by Fund. For Fund's protection, the Rule prohibits the requesting company from using Fund's name and address for any purpose other than corporate communications. Please indicate below whether Fund consents or objects by checking one of the alternatives below.

YES [ ] State Street is authorized to release Fund's name, address, and share positions.

NO [X] State Street is not authorized to release Fund's name, address, and share positions.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative effective as of the day and year first written above.

ON BEHALF OF EACH OF THE FUNDS
SET FORTH ON EXHIBIT A HERETO              FUND SIGNATURE ATTESTED TO BY:

By:  ______________________________        By: ____________________________

Name: _____________________________        Name: __________________________

Title: ____________________________        Title:   *[secretary/ass't secretary]


STATE STREET BANK AND TRUST COMPANY        SIGNATURE ATTESTED TO BY:

By:  ______________________________        By: ____________________________

Name: _____________________________        Name: __________________________

Title: ____________________________        Title: _________________________

EXHIBIT A:  LIST OF FUNDS

------------------------------------------------------------------------------------------------------------------------------------
                         ENTITY NAME                               JURISDICTION                        PRIOR CONTRACT(S)
------------------------------------------------------------------------------------------------------------------------------------
PILGRIM FINANCIAL SERVICES FUND, INC.                    Maryland corporation              Custody Agreement with Pilgrim Bank and
                                                                                           Thrift Fund, Inc. dated 2/4/97

                                                                                           Recordkeeping Agreement with Pilgrim Bank
                                                                                           and Thrift Fund, Inc. dated 2/4/97
------------------------------------------------------------------------------------------------------------------------------------
PILGRIM EQUITY TRUST                                     Massachusetts Business Trust      Custodian Agreement dated 8/20/1998
        Pilgrim Biotechnology Fund
        Pilgrim MidCap Opportunities Fund
        Pilgrim Principal Protection Fund
        Pilgrim Principal Protection Fund II
        ING SmallCap Value Fund
        ING MidCap Value Fund
------------------------------------------------------------------------------------------------------------------------------------
PILGRIM FUNDS TRUST                                      Delaware Business Trust           Custody Agreement with ING Funds Trust
        Pilgrim High Yield Bond Fund                                                       dated 10/30/1998
        Pilgrim Intermediate Bond Fund
        Pilgrim Internet Fund
        Pilgrim National Tax-Exempt Bond Fund
        Pilgrim Tax Efficient Equity Fund
        Pilgrim National Tax-Exempt Money Market Fund
        ING Pilgrim Money Market Fund
------------------------------------------------------------------------------------------------------------------------------------
PILGRIM GNMA INCOME FUND, INC.                                                             Custody Agreement dated 7/26/2000
                                                                                           (Schedule A)

                                                                                           Recordkeeping Agreement dated 7/26/2000
                                                                                           (Schedule A)
------------------------------------------------------------------------------------------------------------------------------------
PILGRIM GROWTH AND INCOME FUND, INC.                                                       Custody Agreement dated 7/26/2000
                                                                                           (Schedule A)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           Recordkeeping Agreement dated 7/26/2000
                                                                                           (Schedule A)
------------------------------------------------------------------------------------------------------------------------------------
PILGRIM GROWTH OPPORTUNITIES FUND                        Massachusetts Business Trust      Custodian Contract dated 6/27/94 (Exhibit
                                                                                           A)
------------------------------------------------------------------------------------------------------------------------------------
PILGRIM INVESTMENT FUNDS, INC.                           Maryland corporation              Custody Agreement with Pilgrim America
        Pilgrim MagnaCap Fund                                                              Investment Funds, Inc. dated 2/4/97
        Pilgrim High Yield Fund
                                                                                           Recordkeeping Agreement with Pilgrim
                                                                                           America Investment Funds, Inc. dated
                                                                                           2/4/97
------------------------------------------------------------------------------------------------------------------------------------
PILGRIM MAYFLOWER TRUST                                  Massachusetts Business Trust      Letter Agreement dated  _____
        Pilgrim Growth + Value Fund
        Pilgrim Research Enhanced Index Fund
------------------------------------------------------------------------------------------------------------------------------------
PILGRIM MUTUAL FUNDS                                     Delaware Trust                    Custody Agreement dated 5/24/99
        Pilgrim LargeCap Growth Fund
        Pilgrim MidCap Growth Fund                                                         [Recordkeeping Agreement dated 5/24/99]
        Pilgrim SmallCap Growth Fund
        Pilgrim Convertible Fund
        Pilgrim Balanced Fund
        Pilgrim High Yield Fund II
        Pilgrim Strategic Income Fund
        Pilgrim Money Market Fund
------------------------------------------------------------------------------------------------------------------------------------
PILGRIM NATURAL RESOURCES TRUST                                                            Custody Agreement dated 7/26/2000
                                                                                           (Schedule A)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           Recordkeeping Agreement dated 7/26/2000
                                                                                           (Schedule A)
------------------------------------------------------------------------------------------------------------------------------------
PILGRIM SENIOR INCOME FUND                               Delaware Business Trust           Custody Agreement dated 12/15/2000

                                                                                           Recordkeeping Agreement dated 12/15/2000
------------------------------------------------------------------------------------------------------------------------------------
PILGRIM SMALLCAP OPPORTUNITIES FUND                      Massachusetts Business Trust      Custodian Contract dated 6/27/94 (Exhibit
                                                                                           A)
------------------------------------------------------------------------------------------------------------------------------------
PILGRIM PRIME RATE TRUST                                 Massachusetts business trust      Custody Agreement dated 7/1/96

                                                                                           Recordkeeping Agreement dated 7/1/96
------------------------------------------------------------------------------------------------------------------------------------
PILGRIM VARIABLE PRODUCTS TRUST                                                            Custodian Contract dated 4/15/94
        Pilgrim VP Convertible Portfolio
        Pilgrim VP Financial Services Portfolio
        Pilgrim VP Growth & Income Portfolio
        Pilgrim VP Growth + Value Portfolio
        Pilgrim VP LargeCap Growth Portfolio
        Pilgrim VP SmallCap Opportunities Portfolio
        Pilgrim VP Research Enhanced Index Portfolio
        Pilgrim VP High Yield Bond Portfolio
        Pilgrim VP MagnaCap Portfolio
        Pilgrim VP Growth Opportunities Portfolio
        Pilgrim VP MidCap Opportunities Portfolio
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
USLICO SERIES FUND                                       Massachusetts Business Trust      Custodian Contract dated 10/16/1997
        Asset Allocation Portfolio
        Bond Portfolio
        Money Market Portfolio
        Stock Portfolio
------------------------------------------------------------------------------------------------------------------------------------
LEXINGTON MONEY MARKET TRUST                                                               Custody Agreement dated 7/26/2000
                                                                                           (Schedule A)

                                                                                           Recordkeeping Agreement dated 7/26/2000
                                                                                           (Schedule A)
------------------------------------------------------------------------------------------------------------------------------------

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY                    SUBCUSTODIAN                                NON-MANDATORY DEPOSITORIES

Argentina                  Citibank, N.A.                              --


Australia                  Westpac Banking Corporation                 --


Austria                    Erste Bank der Oesterreichischen            --
                           Sparkassen AG


Bahrain                    British Bank of the Middle East             --
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Bangladesh                 Standard Chartered Bank                     --


Belgium                    Generale de Banque                          --


Bermuda                    The Bank of Bermuda Limited                 --


Bolivia                    Banco Boliviano Americano S.A.              --


Botswana                   Barclays Bank of Botswana Limited           --


Brazil                     Citibank, N.A.                              --


Bulgaria                   ING Bank N.V.                               --


Canada                     State Street Trust Company Canada           --


Chile                      Citibank, N.A.                              Deposito Central de Valores S.A.


People's Republic          The Hongkong and Shanghai                   --
of China                   Banking Corporation Limited,
                           Shanghai and Shenzhen branches


Colombia                   Cititrust Colombia S.A.                     --
                           Sociedad Fiduciaria

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY                    SUBCUSTODIAN                                NON-MANDATORY DEPOSITORIES

Costa Rica                 Banco BCT S.A.                              --


Croatia                    Privredna Banka Zagreb d.d                  --


Cyprus                     The Cyprus Popular Bank Ltd.                --


Czech Republic             Ceskoslovenska Obchodni                     --
                           Banka, A.S.


Denmark                    Den Danske Bank                             --


Ecuador                    Citibank, N.A.                              --


Egypt                      National Bank of Egypt                      --


Estonia                    Hansabank                                   --


Finland                    Merita Bank Limited                         --


France                     Banque Paribas                              --


Germany                    Dresdner Bank AG                            --


Ghana                      Barclays Bank of Ghana Limited              --


Greece                     National Bank of Greece S.A.                The Bank of Greece,
                                                                       System for Monitoring Transactions in
                                                                       Securities in Book-Entry Form


Hong Kong                  Standard Chartered Bank                     --


Hungary                    Citibank Budapest Rt.                       --

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY                    SUBCUSTODIAN                                NON-MANDATORY DEPOSITORIES

Iceland                    Icebank Ltd.


India                      Deutsche Bank AG                            --

                           The Hongkong and Shanghai
                           Banking Corporation Limited

Indonesia                  Standard Chartered Bank                     --


Ireland                    Bank of Ireland                             --


Israel                     Bank Hapoalim B.M.                          --


Italy                      Banque Paribas                              --


Ivory Coast                Societe Generale de Banques                 --
                           en Cote d'Ivoire


Jamaica                    Scotiabank Jamaica Trust and Merchant       --
                           Bank Ltd.


Japan                      The Fuji Bank, Limited                      Japan Securities Depository
                                                                       Center
                           Sumitomo Bank, Ltd.


Jordan                     British Bank of the Middle East             --
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Kenya                      Barclays Bank of Kenya Limited              --


Republic of Korea          The Hongkong and Shanghai Banking
                           Corporation Limited


Latvia                     JSC Hansabank-Latvija                       --

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY                    SUBCUSTODIAN                                NON-MANDATORY DEPOSITORIES

Lebanon                    British Bank of the Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Lithuania                  Vilniaus Bankas AB                          --


Malaysia                   Standard Chartered Bank                     --
                           Malaysia Berhad


Mauritius                  The Hongkong and Shanghai                   --
                           Banking Corporation Limited


Mexico                     Citibank Mexico, S.A.                       --


Morocco                    Banque Commerciale du Maroc                 --


Namibia                    (via) Standard Bank of South Africa         -


The Netherlands            MeesPierson N.V.                            --


New Zealand                ANZ Banking Group                           --
                           (New Zealand) Limited


Norway                     Christiania Bank og                         --
                           Kreditkasse


Oman                       British Bank of the Middle East             --
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Pakistan                   Deutsche Bank AG                            --


Peru                       Citibank, N.A.                              --


Philippines                Standard Chartered Bank                     --

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY                    SUBCUSTODIAN                                NON-MANDATORY DEPOSITORIES

Poland                     Citibank (Poland) S.A.                      --
                           Bank Polska Kasa Opieki S.A.


Portugal                   Banco Comercial Portugues                   --


Romania                    ING Bank N.V.                               --


Russia                     Credit Suisse First Boston AO, Moscow       --
                           (as delegate of Credit Suisse
                           First Boston, Zurich)


Singapore                  The Development Bank                        --
                           of Singapore Limited


Slovak Republic            Ceskoslovenska Obchodni Banka, A.S.         --


Slovenia                   Bank Austria d.d. Ljubljana                 --


South Africa               Standard Bank of South Africa Limited       --


Spain                      Banco Santander, S.A.                       --


Sri Lanka                  The Hongkong and Shanghai                   --
                           Banking Corporation Limited


Swaziland                  Standard Bank Swaziland Limited             --


Sweden                     Skandinaviska Enskilda Banken               --


Switzerland                UBS AG                                      --


Taiwan - R.O.C.            Central Trust of China                      --


Thailand                   Standard Chartered Bank                     --

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY                    SUBCUSTODIAN                                NON-MANDATORY DEPOSITORIES

Trinidad & Tobago          Republic Bank Limited                       --


Tunisia                    Banque Internationale Arabe de Tunisie      --


Turkey                     Citibank, N.A.                              --
                           Ottoman Bank

Ukraine                    ING Bank, Ukraine                           --

United Kingdom             State Street Bank and Trust Company,        --
                           London Branch


Uruguay                    Citibank, N.A.                              --


Venezuela                  Citibank, N.A.                              --


Zambia                     Barclays Bank of Zambia Limited             --


Zimbabwe                   Barclays Bank of Zimbabwe Limited           --

Euroclear (The Euroclear System)/State Street London Limited

Cedel, S.A. (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

         COUNTRY                                              MANDATORY DEPOSITORIES

         Argentina                                            Caja de Valores S.A.


         Australia                                            Austraclear Limited

                                                              Reserve Bank Information and
                                                              Transfer System


         Austria                                              Oesterreichische Kontrollbank AG
                                                              (Wertpapiersammelbank Division)


         Belgium                                              Caisse Interprofessionnelle de Depot et
                                                              de Virement de Titres S.A.

                                                              Banque Nationale de Belgique


         Brazil                                               Companhia Brasileira de Liquidacao e
                                                              Custodia (CBLC)

                                                              Bolsa de Valores de Rio de Janeiro
                                                              All SSB clients presently use CBLC

                                                              Central de Custodia e de Liquidacao Financeira
                                                              de Titulos


         Bulgaria                                             Central Depository AD

                                                              Bulgarian National Bank


         Canada                                               The Canadian Depository
                                                              for Securities Limited

         People's Republic                                    Shanghai Securities Central Clearing and
         of China                                             Registration Corporation

                                                              Shenzhen Securities Central Clearing Co., Ltd.


         Costa Rica                                           Central de Valores S.A. (CEVAL)

         Croatia                                              Ministry of Finance

                                                              National Bank of Croatia


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

         COUNTRY                                              MANDATORY DEPOSITORIES

         Czech Republic                                       Stredisko cennych papiru(degree)

                                                              Czech National Bank

         Denmark                                              Vaerdipapircentralen  (the Danish
                                                              Securities Center)


         Egypt                                                Misr Company for Clearing, Settlement,
                                                              and Central Depository


         Estonia                                              Eesti Vaartpaberite Keskdepositoorium


         Finland                                              The Finnish Central Securities
                                                              Depository


         France                                               Societe Interprofessionnelle
                                                              pour la Compensation des
                                                              Valeurs Mobilieres (SICOVAM)


         Germany                                              Deutsche Borse Clearing  AG


         Greece                                               The Central Securities Depository
                                                              (Apothetirion Titlon AE)


         Hong Kong                                            The Central Clearing and
                                                              Settlement System

                                                              Central Money Markets Unit

         Hungary                                              The Central Depository and Clearing
                                                              House (Budapest) Ltd. (KELER)
                                                              [Mandatory for Gov't Bonds only;
                                                              SSB does not use for other securities]

         India                                                The National Securities Depository Limited


         Indonesia                                            Bank Indonesia


         Ireland                                              Central Bank of Ireland
                                                              Securities Settlement Office

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

         COUNTRY                                              MANDATORY DEPOSITORIES

         Israel                                               The Tel Aviv Stock Exchange Clearing
                                                              House Ltd.


                                                              Bank of Israel


         Italy                                                Monte Titoli S.p.A.

                                                              Banca d'Italia


         Ivory Coast                                          Depositaire Central - Banque de Reglement


         Jamaica                                              The Jamaican Central Securities Depository


         Japan                                                Bank of Japan Net System


         Kenya                                                Central Bank of Kenya


         Republic of Korea                                    Korea Securities Depository Corporation


         Latvia                                               The Latvian Central Depository


         Lebanon                                              The Custodian and Clearing Center of
                                                              Financial Instruments for Lebanon
                                                              and the Middle East (MIDCLEAR) S.A.L.


                                                              The Central Bank of Lebanon


         Lithuania                                            The Central Securities Depository of Lithuania


         Malaysia                                             The Malaysian Central Depository Sdn. Bhd.

                                                              Bank Negara Malaysia,
                                                              Scripless Securities Trading and Safekeeping System


         Mauritius                                            The Central Depository & Settlement
                                                              Co. Ltd.

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

         COUNTRY                                              MANDATORY DEPOSITORIES

         Mexico                                               S.D. INDEVAL, S.A. de C.V.
                                                              (Instituto para el Deposito de
                                                              Valores)


         Morocco                                              Maroclear


         The Netherlands                                      Nederlands Centraal Instituut voor
                                                              Giraal Effectenverkeer B.V. (NECIGEF)

                                                              De Nederlandsche Bank N.V.


         New Zealand                                          New Zealand Central Securities
                                                              Depository Limited


         Norway                                               Verdipapirsentralen  (the Norwegian
                                                              Registry of Securities)


         Oman                                                 Muscat Securities Market


         Pakistan                                             Central Depository Company of Pakistan Limited

         Peru                                                 Caja de Valores y Liquidaciones S.A.
                                                              (CAVALI)

         Philippines                                          The Philippines Central Depository, Inc.

                                                              The Registry of Scripless Securities
                                                              (ROSS) of the Bureau of the Treasury

         Poland                                               The National Depository of Securities
                                                              (Krajowy Depozyt Papierow Wartosciowych)

                                                              Central Treasury Bills Registrar


         Portugal                                             Central de Valores Mobiliarios (Central)


         Romania                                              National Securities Clearing, Settlement and
                                                              Depository Co.


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

         COUNTRY                                              MANDATORY DEPOSITORIES

                                                              Bucharest Stock Exchange Registry Division

         Singapore                                            The Central Depository (Pte)
                                                              Limited

                                                              Monetary Authority of Singapore


         Slovak Republic                                      Stredisko Cennych Papierov

                                                              National Bank of Slovakia


         Slovenia                                             Klirinsko Depotna Druzba d.d.


         South Africa                                         The Central Depository Limited


         Spain                                                Servicio de Compensacion y
                                                              Liquidacion de Valores, S.A.

                                                              Banco de Espana,
                                                              Central de Anotaciones en Cuenta

         Sri Lanka                                            Central Depository System
                                                              (Pvt) Limited


         Sweden                                               Vardepapperscentralen AB
                                                              (the Swedish Central Securities Depository)


         Switzerland                                          Schweizerische Effekten - Giro AG


         Taiwan - R.O.C.                                      The Taiwan Securities Central
                                                              Depository Co., Ltd.


         Thailand                                             Thailand Securities Depository
                                                              Company Limited


         Tunisia                                              Societe Tunisienne Interprofessionelle de
                                                              Compensation et de Depot de
                                                              Valeurs Mobilieres

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

         COUNTRY                                              MANDATORY DEPOSITORIES

                                                              Central Bank of Tunisia

                                                              Tunisian Treasury


         Turkey                                               Takas ve Saklama Bankasi A.S.
                                                              (TAKASBANK)

                                                              Central Bank of Turkey


         Ukraine                                              The National Bank of Ukraine


         United Kingdom                                       The Bank of England,
                                                              The Central Gilts Office and
                                                              The Central Moneymarkets Office

         Uruguay                                              Central Bank of Uruguay


         Venezuela                                            Central Bank of Venezuela


         Zambia                                               Lusaka Central Depository Limited

                                                              Bank of Zambia


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                       EXHIBIT C

The Guide to Custody in World Markets       An overview of safekeeping and settlement practices and
(annually)                                  procedures in each market in which State Street Bank and Trust
                                            Company offers custodial services.

Global Custody Network Review               Information relating to the operating history and structure of
(annually)                                  depositories and subcustodians located in the markets in which State
                                            Street Bank and Trust Company offers custodial services, including transnational depositories.

Global Legal Survey                         With respect to each market in which State Street Bank and
(annually)                                  Trust Company offers custodial services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or
                                            Foreign Securities System, (ii) the Fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or
                                            Foreign Securities System, (iii) the Fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities
                                            System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                     Copies of the subcustodian contracts State Street Bank and
(annually)                                  Trust Company has entered into with each subcustodian in the markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly):                 Developments of interest to investors in the markets in which State
                                            Street Bank and Trust Company offers custodial services.

Foreign Custody Advisories (as
necessary):                                 With respect to markets in which State Street Bank and Trust Company offers custodial services which exhibit special custody risks, developments which may impact State Street's ability to deliver expected levels of service.

                       FUNDS TRANSFER OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: State Street Bank and Trust Company and affiliates ("SSB") is authorized to promptly debit Client's account(s) upon the receipt of a payment order in compliance with any of the Security Procedures chosen by the Client, from those offered on the attached selection form (and any updated selection forms hereafter executed by the Client), for funds transfers and in the amount of money that SSB has been instructed to transfer. SSB is hereby instructed to accept funds transfer instructions only via the delivery methods and Security Procedures indicated on the attached selection form (and any updated selection forms hereafter executed by the Client). The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by SSB after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by SSB. SSB shall execute payment orders in compliance with the selected Security Procedures and with the Client's/Investment Manager's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. SSB will use reasonable efforts to execute on the execution date payment orders received after the customary deadline, but if it is unable to execute any such payment order on the execution date, such payment order will be deemed to have been received on the next business day.

2. SECURITY PROCEDURES: The Client acknowledges that the selected Security Procedures were selected by the Client from Security Procedures offered by SSB. The Client shall restrict access to confidential information relating to the Security Procedures to authorized persons as communicated in writing to SSB. The Client must notify SSB immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. SSB shall verify the authenticity of all instructions according to the selected Security Procedures.

3. ACCOUNT NUMBERS: SSB shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by SSB at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. SSB will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: SSB reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of SSB's receipt of such payment order;
(b) if initiating such payment order would cause SSB, in SSB's sole judgment, to exceed any applicable volume, aggregate dollar, network, time, credit or similar limits upon wire transfers; or (c) if SSB, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: SSB shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the selected Security Procedures provided that such requests are received in sufficient time to afford SSB a reasonable opportunity to act prior to executing the payment order. However, SSB assumes no liability if the request for amendment or cancellation cannot be satisfied by SSB's reasonable efforts.

6. ERRORS: SSB shall assume no responsibility for failure to detect any erroneous payment order provided that SSB complies with the payment order instructions as received and SSB complies with the selected Security Procedures. The Security Procedures are established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: SSB shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless SSB is notified of the unauthorized payment order within thirty
(30) days of notification by SSB of the acceptance of such payment order. In no event (including but not limited to failure to execute a payment order) shall SSB be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When the Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the Mid-America Payment Exchange or other similar body, SSB or its agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given with respect to an ACH credit entry are provisional until final settlement for such entry is received from the Federal Reserve Bank. If such final settlement is not received, the Client agrees to promptly refund the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATIONS: Confirmation of SSB's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through SSB's account statements, advices, information systems, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. MISCELLANEOUS: SSB may use the Federal Reserve System Fedwire to execute payment orders, and any payment order carried in whole or in part through Fedwire will be subject to applicable Federal Reserve Board rules and regulations. SSB and the Client agree to cooperate to attempt to recover any funds erroneously paid to wrong parties, regardless of any fault of SSB or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

11. LIABILITY ON FOREIGN ACCOUNTS: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist

                       SECURITY PROCEDURES SELECTION FORM

Please select at least two of the funds transfer security procedures indicated below.

[]    SWIFT
      SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages.

      Selection of this security procedure would be most appropriate for existing SWIFT members.

[]    REMOTE BATCH TRANSMISSION
      Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and/or its agent and SSB and/or its agent. Security procedures include encryption and/or the use of a test key by those individuals authorized as Automated Batch Verifiers or a callback procedure to those individuals.

      Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business such as shareholder redemptions and dividend payments.

[]    AUTOMATED CLEARING HOUSE (ACH)
      SSB or its agent receives an automated transmission from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. The transmission is sent from the Client's or its agent's system to SSB's or its agent's system with encryption.

[]    REPETITIVE WIRES
      For situations where funds are transferred periodically from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a $10 million limit. If the payment order exceeds the $10 million limit, the instruction will be confirmed by Telephone Confirmation (Call Back) or Test Key prior to execution. Repetitive wire instructions must be reconfirmed annually. Clients may establish Repetitive Wires by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key.

      This alternative is recommended whenever funds are frequently transferred between the same two accounts. IF THIS OPTION IS SELECTED, CHOOSE EITHER TELEPHONE CONFIRMATION OR TEST KEY TO BE USED AS A SECONDARY PROCEDURE WHEN OVER $10 MILLION.

[]    STANDING INSTRUCTIONS
      Funds are transferred by SSB to a counter party on the Client's established list of authorized counter parties. Only the date and the dollar amount are variable. Clients may establish Standby Instructions by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key. Additional paperwork will be required from insurance Clients using 1031 drawdowns.

      This option is used for transactions that include but are not limited to Foreign Exchange Contracts, Time Deposits and Tri-Party Repurchase Agreements. IF THIS OPTION IS SELECTED, CHOOSE EITHER TELEPHONE CONFIRMATION OR TEST KEY TO BE USED AS A SECONDARY PROCEDURE WHEN OVER $10 MILLION.

[]    TELEPHONE CONFIRMATION (CALL BACK)
      This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. SSB will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will contact someone other than the originator at the Client's location to authenticate the instruction.

      Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures. PLEASE COMPLETE THE TELEPHONE CONFIRMATION INSTRUCTIONS ATTACHED AS A SCHEDULE HERETO.

[]    TEST KEY
      Test Key confirmation will be used to verify all non-repetitive funds transfer instructions received via facsimile or phone. SSB will provide test keys if this option is chosen. SSB will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will authenticate the test key provided with the corresponding test key at SSB.

      Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

The individual signing below must be authorized to sign contract on behalf of the client. The execution of payment orders under the selected Security Procedures is governed by the Funds Transfer Operating Guidelines, which are incorporated by reference.

CLIENT

By: _______________________________
       Authorized Signature

___________________________________
Type or Print Name

___________________________________
Title

___________________________________
Date

                 SCHEDULE TO FUNDS TRANSFER OPERATING GUIDELINES
                     AND SECURITY PROCEDURES SELECTION FORM

CLIENT/INVESTMENT MANAGER:  ___________________________________________________
                                            Company Name

KEY CONTACT INFORMATION
Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT                    ALTERNATE CONTACT

________________________________             __________________________________
Name                                         Name

________________________________             __________________________________
Address                                      Address

________________________________             __________________________________
City/State/Zip Code                          City/State/Zip Code

________________________________             __________________________________
Telephone Number                             Telephone Number

________________________________             __________________________________
Facsimile Number                             Facsimile Number

________________________________
SWIFT Number


TELEPHONE CONFIRMATION INSTRUCTIONS
Authorized Initiators (Please Type or Print) - Please provide a listing of your staff members who are currently authorized to INITIATE wire transfer instructions:

NAME                        TITLE                     SPECIMEN SIGNATURE

_______________________     ______________________    _________________________
_______________________     ______________________    _________________________
_______________________     ______________________    _________________________
_______________________     ______________________    _________________________
_______________________     ______________________    _________________________
_______________________     ______________________    _________________________

Authorized Verifiers (Please Type or Print) - Please provide a listing of your staff members who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME                        CALLBACK PHONE NUMBER     DOLLAR LIMITATION (IF ANY)

_______________________     ______________________    _________________________
_______________________     ______________________    _________________________
_______________________     ______________________    _________________________
_______________________     ______________________    _________________________
_______________________     ______________________    _________________________

[STATE STREET LOGO]                                 PRICE SOURCE AND METHODOLOGY
                                                        AUTHORIZATION MATRIX
                                                          Daily Valuation

INSTRUCTIONS: Please indicate the primary, secondary and tertiary source to be used by State Street in calculating market value of investment for each legal entity in the Client Relationship identified below. If the security type is not held (or, in the case of a mutual fund, not allowed by the fund prospectus), please indicate N/A. NOTE: If an Investment Manager is a Pricing Source, please specify explicitly. If the Client has more than one account or portfolio, each will be priced in accordance with the instructions given below unless otherwise indicated. If the accounting platform used for the Client is MCHorizon, then State Street performs a Data Quality review process as specified in the Sources Status Pricing Matrix on the NAVigator Pricing System which specifies pricing tolerance thresholds, index and price aging details. The Sources Status Pricing Matrix will be provided for your information and review. In the absence of an Instruction to the contrary, State Street shall be entitled to rely on the Instructions contained in this Price Source and Methodology Authorization Matrix for each additional legal entity within the client relationship to whom State Street provides pricing services from time to time.

                 SECURITY TYPE             PRIMARY       SECONDARY     TERTIARY      PRICING      PRICING DEFAULT     VALUATION
                                           SOURCE        SOURCE        SOURCE        LOGIC             LOGIC          POINT
----------------------------------------------------------------------------------------------------------------------------------
EQUITIES
U. S. Listed Equities (NYSE,AMEX)          Bridge        Reuters                     Last                             Market Close
U.S. OTC Equities (Nasdaq)                 Bridge        Reuters                                                      Market Close
Foreign Equities
Listed ADR's
FIXED INCOME
Municipal Bonds

US Bonds (Treasuries, MBS, ABS,
        Corporates)
Eurobonds/Foreign Bonds

OTHER ASSETS
     Options
     Futures
     Non - Listed ADR's
EXCHANGE RATES

FORWARD POINTS

CLIENT RELATIONSHIP:                                                      STATE STREET BANK AND TRUST COMPANY
     Legal Entity (if more than one, please list on page 2)               ACCEPTED: ________________________________ Vice President

AUTHORIZED BY: _________________________________ Authorized Officer       EFFECTIVE DATE:  __/___/___  (supersedes prior matrices)

[STATE STREET LOGO]                               PRICE SOURCE AND METHODOLOGY
                                                        AUTHORIZATION MATRIX
                                                          Daily Valuation

                LIST OF LEGAL ENTITIES IN THE CLIENT RELATIONSHIP

           LEGAL ENTITY                     NAME OF AUTHORIZED SIGNER                  SIGNATURE OF AUTHORIZED SIGNER
                                             IF DIFFERENT THAN PAGE 1                     IF DIFFERENT THAN PAGE 1
__________________________________     _____________________________________     _________________________________________
__________________________________     _____________________________________     _________________________________________
__________________________________     _____________________________________     _________________________________________
__________________________________     _____________________________________     _________________________________________
__________________________________     _____________________________________     _________________________________________
__________________________________     _____________________________________     _________________________________________
__________________________________     _____________________________________     _________________________________________







                              EXPLANATION OF FIELDS

Client: Indicate the legal entity name of the Client. If there are multiple legal entities for one client relationship, please list each Legal Entity on p. 2. If a single legal entity encompasses multiple portfolios/accounts/series, any of which are to be priced differently, please so indicate.

Primary Source:            Indicate the primary source for prices for the
                           security type. If an Investment Manager is a pricing source, please specify explicitly.

Secondary Source:          Indicate the secondary source for prices for the
                           security type. If an Investment Manager is a pricing source, please specify explicitly.

Tertiary Source:           Indicate the tertiary (3rd level) source for prices
                           for the security type. If an Investment Manager is a pricing source, please specify explicitly.

Pricing Logic:             Indicate the price type to be referenced for the
                           security type: Ask, Bid, Close, Evaluated Mean, Last
                           Sale, amortized cost, etc.

Pricing Default            Indicate the price type to be referenced for the
Logic:                     security type: Ask, Bid, Close, Evaluated Mean, Last
                           Sale, amortized cost, etc. in the instance where the preferred price type is not available

Valuation Point:           Indicate time of day: Market Close, End of Day,
                           specific time and time zone.

Authorized By:             Provide the signature of the person authorizing the
                           completion of the Price Source Authorization. If
                           multiple legal entities are listed on p. 2, please
                           provide the signature of an authorized person in each
                           case, if necessary.

Date: Indicate the date the Price Source Authorization was completed

                         REMOTE ACCESS SERVICES ADDENDUM
         To Custody [and Investment Accounting] Agreement dated ________

         State Street has developed proprietary accounting and other systems, and has acquired licenses for other such systems, which it utilizes in conjunction with the services we provide to you (the "Systems"). In this regard, we maintain certain information in databases under our control and ownership that we make available on a remote basis to our customers (the "Remote Access Services").

         The Services. This agreement shall govern use of all Systems that State Street may from time to time agree to provide you, the Customer, and your designated investment advisors, consultants or other third parties authorized by State Street who agree to abide by the terms of this Agreement ("Authorized Designees") in order to provide Remote Access Services for the purpose of obtaining and analyzing reports and information.

         Security Procedures. You agree to comply, and to cause your Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the Systems and access to the Remote Access Services. You agree to advise State Street immediately in the event that you learn or have reason to believe that any person to whom you have given access to the Systems or the Remote Access Services has violated or intends to violate the terms of this Agreement and you will cooperate with State Street in seeking injunctive or other equitable relief. You agree to discontinue use of the Systems and Remote Access Services, if requested, for any security reasons cited by State Street.

         Fees. Fees and charges (if any) for the use of the Systems and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties (the "Fee Schedule"). You shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Agreement, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

         Proprietary Information/Injunctive Relief. The Systems and Remote Access Services and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to you by State Street as part of the Remote Access Services and through the use of the Systems and all copyrights, patents, trade secrets and other proprietary rights of State Street and its relevant licensors related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors, as applicable (the "Proprietary Information"). You agree on behalf of yourself and your Authorized Designees to keep the Proprietary Information confidential and to limit access to your employees and Authorized Designees (under a similar duty of confidentiality) who require access to the Systems for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

         You agree to use the Remote Access Services only in connection with the proper purposes of this Agreement. You will not, and will cause your employees and Authorized Designees not to, (i) permit any third party to use the Systems or the Remote Access Services, (ii) sell, rent, license or otherwise use the Systems or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Agreement, (iii) use the Systems or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the Systems or the Remote Access Services, to be redistributed or retransmitted for other than use for or on behalf of yourself, as our Customer.

         You agree that neither you nor your Authorized Designees will modify the Systems in any way, enhance or otherwise create derivative works based upon the Systems, nor will you or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the Systems.

         You acknowledge that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury inadequately compensable in damages at law, and that State Street and its licensor, if applicable, shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

         Limited Warranties. State Street represents and warrants that it has the right to grant access to the Systems and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the Systems and Remote Access Services are provided "AS IS", and you and your Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to you or your Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the Systems or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Agreement arising out of any cause or event beyond such party's control.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, STATE STREET FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         Infringement. State Street will defend or, at our option, settle any claim or action brought against you to the extent that it is based upon an assertion that access to any proprietary System developed and owned by State Street or use of the Remote Access Services through any such proprietary System by you under this Agreement constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that you notify State Street promptly in writing of any such claim or proceeding and cooperate with State Street in the defense of such claim or proceeding. Should any such proprietary System or the Remote Access Services accessed thereby or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under the patent or copyright or trade secret laws of the United States, State Street shall have the right, at State Street's sole option, to (i) procure for you the right to continue using such System or Remote Access Services, (ii) replace or modify such System or Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Agreement without further obligation.

         Termination. Either party may terminate this Agreement (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to you or thirty (30) days' notice in the case of notice from you to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Agreement by giving the other party written notice of termination. This Agreement shall in any event terminate within ninety (90) days after the termination of any State Street custodian, accounting or other services agreement applicable to you. In the event of termination, you will return to State Street all copies of documentation and other confidential information in your possession or in the possession of your Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

         Miscellaneous. Except as provided in the next sentence, this Agreement constitutes our entire understanding with respect to access to the Systems and the Remote Access Services. If any State Street custody, accounting or other services agreement with you contains terms and conditions relating to computer systems or data access, this Agreement shall constitute an amendment and supplement to them, and in the event of any inconsistency the provisions providing the greatest benefit to State Street shall control. This Agreement cannot be modified or altered except in a writing duly executed by both of us and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

CONFIRMED AND AGREED:

_______________________________________
         (Name of Customer)

By:      ______________________________

Name:    ______________________________

Title:   ______________________________

Date:    ______________________________